SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): January 20, 2005

Valeant Pharmaceuticals International

(Exact name of registrant as specified in its charter)

Delaware	1-11397	33-0628076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

3300 Hyland Avenue
Costa Mesa, California 92626
(Address of principal executive offices) (Zip Code)

(714) 545-0100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

     On January 20, 2005, Valeant Pharmaceuticals International issued a press release related to an update on its Viramidine Phase 2 clinical trials and announced the completion of enrollment in its VISER 2 Phase 3 pivotal trial for Viramidine. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     Attached as Exhibit 99.2 is a summary of selected information concerning the study design of the Phase 2 clinical trial, patient demographics, efficacy, incidence of anemia and incidence of other adverse events. There can be no assurance that the results of the Phase 2 clinical trials will be indicative of the Phase 3 clinical trials.

     The information in this Current Report in Form 8-K, including the exhibits will not be treated as “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be deemed incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

Exhibit Number	Description
99.1	Press release, dated January 20, 2005
99.2	Selected information concerning Phase 2 clinical trials

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2005	VALEANT PHARMACEUTICALS INTERNATIONAL

	By:	/s/ Bary G. Bailey
Bary G. Bailey
Executive Vice President and Chief Financial Officer

      Exhibit Index

Exhibit Number	Description
99.1	Press release, dated January 20, 2005
99.2	Selected information concerning Phase 2 clinical trials